Exhibit 2.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”) dated as of September 30, 2008, is made and entered into by and among CANO PETROLEUM, INC., a Delaware corporation (“Seller”), LEGACY RESERVES OPERATING LP, a Delaware limited partnership (“Buyer”), and PANTWIST, LLC, a Texas limited liability company (the “Company”).

W I T N E S S E T H:

WHEREAS, Seller, Buyer and the Company entered into that certain Purchase and Sale Agreement dated September 5, 2008, wherein Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller all of the issued and outstanding membership interests of the Company (the “Purchase Agreement”); and

WHEREAS, Seller, Buyer and the Company desire to amend certain exhibits attached to the Purchase Agreement.

Agreement

NOW, THEREFORE, for and in consideration of the mutual agreements contained in the Purchase Agreement and this Amendment and other good and valuable consideration, Seller, Buyer and the Company agree as follows:

1.             Exhibit A to the Purchase Agreement is hereby amended in its entirety to read as set forth on Exhibit A attached to this Amendment.

2.             Exhibit B to the Purchase Agreement is hereby amended in its entirety to read as set forth on Exhibit B attached to this Amendment.

3.             Except as specifically provided herein, all terms and provisions of the Purchase Agreement shall remain unchanged, and the Purchase Agreement, as modified by this Amendment, is hereby ratified, acknowledged and reaffirmed by Seller, Buyer and the Company.

4.             This Amendment may be executed in any number of counterparts and all such counterparts shall be taken together as one document.  Signatures on this Amendment transmitted by fax or other electronic means shall constitute and be deemed original signatures and be binding for all purposes.

[Remainder of Page Intentionally Left Blank]

EXECUTED effective as of the date first above written.

SELLER:

CANO PETROLEUM, INC.

By:	/s/ S. Jeffrey Johnson
Name:	S. Jeffrey Johnson
Title:	Chairman and Chief Executive Officer

THE COMPANY:

PANTWIST, LLC

By:	/s/ S. Jeffrey Johnson
Name:	S. Jeffrey Johnson
Title:	President

BUYER:

LEGACY RESERVES OPERATING LP
By:	Legacy Reserves Operating GP LLC,
Its General Partner

By:	Legacy Reserves LP, Its Sole Member

By:	Legacy Reserves GP, LLC, Its
General Partner

By:	/s/ Kyle A. McGraw
Name:	Kyle A. McGraw
Title:	EVP

Exhibit A – Leases and Land

Exhibit B – Wells and Allocation of the Purchase Price